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EXHIBIT 23

                   Consent of Independent Auditors


We consent to the incorporation by reference in Form S-3 Registration Statement No. 33-55135, effective September 2, 1994, Form S-3 Registration Statement No. 33-54717, effective August 5, 1994, Form S-3 Registration Statement No. 33-54301, effective June 24, 1994, Form S-3
Registration Statement No. 33-51265 effective January 13, 1994, Form S-8 Registration Statement No. 33-51403, effective December 10, 1993, Form
S-8 Registration Statement No. 33-32429, effective December 31, 1989,
Form S-8 Registration Statement No. 33-32323, effective December 22,
1989, Form S-8 Registration Statement No. 33-30172, effective August 21, 1989, and Form S-8 Registration Statement No. 2-93179, effective October 1, 1984, of our report dated January 27, 1997, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1996.




                                                (Ernst & Young LLP)
                                                ERNST & YOUNG LLP

Detroit, Michigan
March 26, 1997